Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of SAFG Retirement Services, Inc. of our report dated March 10, 2022  relating to the financial statements and financial statement schedules of SAFG Retirement Services, Inc., which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
March 28, 2022